Exhibit 21

Entity Name	Domestic Jurisdiction
13125882 Canada, Inc.	Canada
211 E. Russell Road LLC	United States
4458664 Canada Inc.	Canada
A & F Drucklufttechnik GmbH	Germany
A.F. Michos, Promitheies Kai Egkatastaseis Viomichanikou Exoplismou Anonymi Etaireia	Greece
Accudyne Industries Acquisition S.à r.l	Luxembourg
Accudyne Industries Asia Pte. Ltd.	Singapore
Accudyne Industries Borrower S.C.A.	Luxembourg
Accudyne Industries Middle East FZE	United Arab Emirates
Accudyne Industries S.à r.l.	Luxembourg
Accudyne Industries, LLC	Delaware
ACD S.a.r.l	France
Adicomp Brasil LTDA	Brazil
Adicomp India Private Limited	India
Adicomp S.p.A.	Italy
Adicomp Service USA, LLC	United States
Adicomp USA Inc.	United States
Advance Filtration Systems Limited	United Kingdom
Air Dimensions Inc.	United States
Air Power Systems Co., LLC	United States
Air Systems and Pump Solutions, LLC	United States
Air Systems LLC	United States
Airmax Groupe SAS	France
Airmax Holding S.A.S	France
Anhui Gaopeng Mechanical Equipment Co., Ltd.	China
ARC AR COMPRIMIDO LTDA	Brazil
Astronaut Holdco II, Inc.	Delaware
Blutek S&E S.r.l.	Italy
Blutek S.r.l.	Italy
BTL S.r.l.	Italy
CAG Technologies Inc.	Canada
CAPS Australia (Malaysia) SDN BHD	Malaysia
CAPS Australia Pty Ltd	Australia
CB Fleet Management LLC	United States
Comercial Ingersoll-Rand (Chile) Limitada	Chile
Comingersoll-Comercio E Industria De Equipamentos S.A.	Portugal
CompAir (S A) Proprietary Limited	South Africa
CompAir Acquisition (No. 2) Ltd.	United Kingdom
CompAir Acquisition Ltd.	United Kingdom
CompAir BroomWade Ltd.	United Kingdom
CompAir Finance Ltd.	United Kingdom
CompAir GmbH	Austria
CompAir Holdings Limited	United Kingdom
CompAir International Trading (Shanghai) Co Ltd	China
CompAir Korea Co., Ltd.	Korea
CompAir Korea Ltd	Korea

Entity Name	Domestic Jurisdiction
Consolidated Distribution Holdings, Ltd.	United Kingdom
Controlled Fluidics LLC	United States
Cullum & Brown Holdings, Inc.	United States
Cullum & Brown of Kansas City, Inc.	United States
Dave Barry Plastics Limited	Ireland
Del PD Pumps & Gears Private Limited	India
Dosatron International SAS	France
Dosatron International, L.L.C.	United States
EcoPlant Technological Innovation Ltd.	Israel
Emco Wheaton Gmbh	Germany
Emco Wheaton USA, Inc.	United States
Ethafilter S.r.l.	Italy
Everest Blower Systems Private Limited	India
Everest Blowers Private Limited	India
Excelsior Blower Systems, LLC	United States
Flexan (Suzhou) Precision Rubber Products Co., Ltd.	China
Flexan International, LLC	Delaware
Flexan, LLC	Delaware
FMI, LLC	Delaware
Friulair (Thailand) Co. Ltd	Thailand
Friulair S.r.l.	Italy
Fruvac Ltd.	Canada
G & D Chillers, LLC	United States
Gardner Denver (Thailand) Co. Ltd.	Thailand
Gardner Denver Austria GmbH	Austria
Gardner Denver Bad Neustadt Real Estate GmbH & Co. KG	Germany
Gardner Denver Brasil Industria E Comercio de Maquinas Ltda.	Brazil
Gardner Denver Canada Corp	Canada
Gardner Denver Cyprus Investments Limited	Cyprus
Gardner Denver CZ + SK sro	Czech Republic
Gardner Denver Deutschland GmbH	Germany
Gardner Denver Engineered Products India Private Limited	India
Gardner Denver Finance II LLC	Delaware
Gardner Denver Finance Inc. & Co. KG	Germany
Gardner Denver France SAS	France
Gardner Denver FZE	United Arab Emirates
Gardner Denver Group Svcs Ltd	United Kingdom
Gardner Denver Holdings Limited	United Kingdom
Gardner Denver Hong Kong Investments Limited	Hong Kong
Gardner Denver Hong Kong Ltd	Hong Kong
Gardner Denver Iberica, SL	Spain
Gardner Denver Industries Ltd.	United Kingdom
Gardner Denver Industries Pty Ltd.	Australia
Gardner Denver International Ltd.	United Kingdom
Gardner Denver International, LLC	Delaware
Gardner Denver Investments, Inc.	Delaware
Gardner Denver Italy Holdings S.r.L.	Italy
Gardner Denver Japan, Ltd.	Japan

Entity Name	Domestic Jurisdiction
Gardner Denver Kirchhain Real Estate GmbH & Co. KG	Germany
Gardner Denver Korea, Ltd.	Korea
Gardner Denver Ltd.	United Kingdom
Gardner Denver Machinery (Shanghai) Co., Ltd.	China
Gardner Denver Nash Brasil Industria E Comercio De Bombas Ltda	Brazil
Gardner Denver Nash LLC	Delaware
Gardner Denver Nash Machinery Ltd.	China
Gardner Denver Nederland BV	Netherlands
Gardner Denver Nederland Investments B.V.	Netherlands
Gardner Denver Oy	Finland
Gardner Denver Polska Sp z.o.o.	Poland
Gardner Denver Pte. Ltd.	Singapore
Gardner Denver S.r.l.	Italy
Gardner Denver Schopfheim GmbH	Germany
Gardner Denver Schopfheim Real Estate GmbH & Co. KG	Germany
Gardner Denver Slovakia, s.r.o.	Slovakia
Gardner Denver Sweden AB	Sweden
Gardner Denver Taiwan Ltd.	Taiwan
Gardner Denver Thomas GmbH	Germany
Gardner Denver Thomas Pneumatic Systems (Wuxi) Co., Ltd.	China
Gardner Denver Thomas Real Estate GmbH & Co. KG	Germany
Gardner Denver Thomas, Inc.	Delaware
Garo Dott. Ing. Roberto Gabbioneta S.r.l.	Italy
GD Aria Holdings #2 Limited	United Kingdom
GD Aria Holdings Limited	United Kingdom
GD Aria Investments Limited	United Kingdom
GD First (UK) Ltd	United Kingdom
GD German Holdings GmbH	Germany
GD German Holdings I GmbH	Germany
GD German Holdings II GmbH	Germany
GD German Investments GmbH	Germany
GD Global Holdings II, Inc.	Delaware
GD Global Holdings UK II Ltd.	United Kingdom
GD Global Holdings, Inc.	Delaware
GD Investment KY	Finland
GD UK Finance Ltd.	United Kingdom
GHH-Rand Schraubenkompressoren Gmbh	Germany
H.E. Group S.A.S.	France
Haskel Europe Ltd.	United Kingdom
Haskel International, LLC	United States
Haskel Sistemas de Fluidos España, S.R.L.	Spain
Hibon Inc.	Canada
Highspeed Newco, LLC	Delaware
Hi-Line Industries Limited	United Kingdom
Hingerose Limited	United Kingdom
Houdstermaatschappij Jorc B.V.	Netherlands
Hydro Prokav Pumps (India) Private Limited	India
ILC Astrospace, LLC	Delaware

Entity Name	Domestic Jurisdiction
ILC Dover 1, LLC	Delaware
ILC Dover 2, LLC	Delaware
ILC Dover Korea Ltd.	South Korea
ILC Dover Poland sp. z.o.o.	Poland
ILC Dover PTE Ltd.	Singapore
ILC Dover SA (f/k/a JetSolutions SA)	Switzerland
ILC Dover, L.P.	Delaware
ILMVAC (UK) Ltd.	United Kingdom
ILS Innovative Laborsysteme GmbH	Germany
Industrial Technologies & Services Americas Inc.	Delaware
Industrial Technologies & Services ATS Moers GmbH	Germany
Industrial Technologies & Services Etten-Leur B.V.	Netherlands
Industrial Technologies & Services Korea Co., Ltd.	Korea
Industrial Technologies and Services, LLC	Delaware
Industrias Grayling de Mexico, S. de R.L. de C.V.	Mexico
Ingersoll Rand Belgium NV	Belgium
Ingersoll Rand Finance, LLC	Delaware
Ingersoll Rand Global Investments, LLC	Delaware
Ingersoll Rand Global Ventures, LLC	Delaware
Ingersoll Rand HoldCo., Inc.	Delaware
Ingersoll Rand Hong Kong Investments Limited	Hong Kong
Ingersoll Rand Inc.	Delaware
Ingersoll Rand Investments (SG) Pte. Ltd.	Singapore
Ingersoll Rand Investments Ltd.	Malta
Ingersoll Rand ITS Japan Ltd.	Japan
Ingersoll Rand Malta Finance I Limited	Malta
Ingersoll Rand Malta Finance II Limited	Malta
Ingersoll Rand Mexico Holding Company	Delaware
Ingersoll Rand Overseas Investments (SG) Pte. Ltd.	Singapore
Ingersoll Rand Overseas Investments I Limited	United Kingdom
Ingersoll Rand Overseas Investments II Limited	United Kingdom
Ingersoll Rand Overseas Investments III Limited	United Kingdom
Ingersoll Rand Overseas Investments IV Limited	United Kingdom
Ingersoll Rand Overseas Investments V Limited	United Kingdom
Ingersoll Rand Schweiz AG	Switzerland
Ingersoll Rand Schweiz Investments Gmbh	Switzerland
Ingersoll Rand Technology R&D (Shanghai) Co. Ltd.	China
Ingersoll Rand UK Acquisition Ltd	United Kingdom
Ingersoll Rand UK HoldCo II Limited	United Kingdom
Ingersoll Rand UK Holdco Limited	United Kingdom
INGERSOLL RAND, S.A. de C.V.	Mexico
Ingersoll-Rand (Australia) Ltd.	Australia
Ingersoll-Rand (Chang Zhou) Tools Co., Ltd.	China
Ingersoll-Rand (China) Industrial Equipment Manufacturing Co., Ltd.	China
Ingersoll-Rand (China) Investment Company Limited	China
Ingersoll-Rand (Guilin) Tools Company Limited	China
Ingersoll-Rand (Hong Kong) Holding Company Limited	Hong Kong
Ingersoll-Rand (India) Limited	India

Entity Name	Domestic Jurisdiction
Ingersoll-Rand Air Solutions Hibon Sarl	France
Ingersoll-Rand Aktiebolag	Sweden
Ingersoll-Rand Beteiligungs Und Grundstucksverwaltungs Gmbh	Germany
Ingersoll-Rand Colombia S.A.S.	Colombia
Ingersoll-Rand Comércio E Serviços De Máquinas E Equipamentos Industriais Ltda.	Brazil
Ingersoll-Rand Company Limited (UK)	United Kingdom
Ingersoll-Rand Company South Africa (Pty) Limited	South Africa
Ingersoll-Rand Cz S.R.O.	Czech Republic
Ingersoll-Rand De Mexico, S. De R.L. De C.V.	Mexico
Ingersoll-Rand De Puerto Rico, Inc.	Puerto Rico
Ingersoll-Rand Equipements De Production S.A.S.	France
Ingersoll-Rand Holdings Limited	United Kingdom
Ingersoll-Rand Industrial Company B.V.	Netherlands
Ingersoll-Rand Industrial Ireland Limited	Ireland
Ingersoll-Rand Industrial Sp. Z O.O.	Poland
Ingersoll-Rand Industrial U.S., Inc.	Delaware
Ingersoll-Rand International (India) Private Limited	India
Ingersoll-Rand International Holding LLC	United States
Ingersoll-Rand Italia S.R.L.	Italy
Ingersoll-Rand Italiana Manufacturing S.R.L.	Italy
Ingersoll-Rand Korea Holding LLC	Delaware
Ingersoll-Rand Korea Limited	Korea
Ingersoll-Rand Lux Investments II S.À R.I.	Luxembourg
Ingersoll-Rand Lux Investments S.À R.L.	Luxembourg
Ingersoll-Rand Luxembourg Industrial Company S.À R.L.	Luxembourg
Ingersoll-Rand Machinery (Shanghai) Company Limited	China
Ingersoll-Rand Malaysia Co. Sdn. Bhd.	Malaysia
Ingersoll-Rand Philippines, Inc.	Philippines
Ingersoll-Rand Services And Trading Limited Liability Company	Russian Federation
Ingersoll-Rand Services Company, LLC	Delaware
Ingersoll-Rand Services Limited	United Kingdom
Ingersoll-Rand Singapore Enterprises Pte. Ltd.	Singapore
Ingersoll-Rand South East Asia (Pte.) Ltd.	Singapore
Ingersoll-Rand Spain, S.A.	Spain
Ingersoll-Rand Superay Holdings Limited	Hong Kong
Ingersoll-Rand Technical And Services Limited	Ireland
Ingersoll-Rand Technical And Services S.Á.R.L.	Switzerland
Ingersoll-Rand Technologies And Services Private Limited	India
Ingersoll-Rand Tool Holdings Limited	Hong Kong
Ingersoll-Rand Trading Gmbh	Germany
Ingersoll-Rand U.S. Holdco, LLC	Delaware
Ingersoll-Rand Vietnam Company Limited	Vietnam
IR Canada Holdings ULC	Canada
IR Canada Sales & Service ULC	Canada
IR France SAS	France
IR HPS Holdco, Inc.	Delaware
IR Industrial HQ LLC	Delaware
IR Power Tools and Lifting LLC	Delaware

Entity Name	Domestic Jurisdiction
ITSA Holdings, Inc.	Delaware
Jorc Holding B.V.	Netherlands
Jorc Industrial B.V.	Netherlands
K. Lund Offshore AS	Norway
KONFFIAR SOLUCOES EM AR COMPRIMIDO	Brazil
KSE Scientific, LLC	Delaware
Lawrence Factor, Inc.	United States
Lead Fluid (Baoding) Intelligent Equipment Manufacturing Co., Ltd	China
Lighthouse Parent, Inc.	Delaware
Luchttechnisch Revisie-Bureau van Elewout B.V.	Netherlands
Manufacturera Century, S.A. de C.V.	Mexico
Maskin K. Lund AS	Norway
Maximum AG Technologies, Inc.	United States
MB Air Systems Limited	United Kingdom
Medron, LLC	Delaware
Milton Roy (Hong Kong) Limited	Hong Kong
Milton Roy Europe SAS	France
Milton Roy Industrial (Shanghai) Co., Ltd.	China
Milton Roy US Purchaser, Inc.	Delaware
Milton Roy, LLC	Delaware
Milton Roy India Private Limited	India
New ILC Dover India Private Limited	India
New ILC Dover, Inc.	Delaware
Officine Meccaniche Industriali Srl	Italy
Oina VV Aktiebolag	Sweden
OKOTECHNIK Kereskedelmi es Szolgaltato Korlatolt Felelossegu Tarsasag (OKOTECHNIK Kft.)	Hungary
OXYWISE, s.r.o.	Slovakia
Paragon Tank Truck Equipment, LLC	United States
Partenair S.A.S.	France
Pedro Gil Construcciones Mecanicas, S.L.	Spain
Penn Valley Pump Co., LLC	Delaware
Plurifilter D.O.O.	Slovenia
PT Ingersoll-Rand Indonesia	Indonesia
Remas S.r.l.	Italy
Runtech Systems (Shanghai) Co. Ltd.	China
Runtech Systems OY	Finland
Seepex (M) SDN. BHD.	Malaysia
Seepex Australia Pty Ltd	Australia
Seepex Beteiligungs-Gesellschaft mit Beschrankter Haftung	Germany
Seepex France S.a.r.l.	France
Seepex GmbH	Germany
Seepex Inc.	United States
Seepex India Private Ltd.	India
Seepex Italia SRL	Italy
Seepex Japan Co., Ltd.	Japan
Seepex Nordic A/S	Denmark
Seepex OOO	Russia
Seepex Pumps (Shanghai) Co., Ltd.	China

Entity Name	Domestic Jurisdiction
Seepex Real Estate GmbH & Co. KG	Germany
Seepex UK Ltd.	United Kingdom
Shanghai Compressors & Blowers Ltd.	United Kingdom
Shanghai Ingersoll Rand Air Purifying Technology Co., Ltd.	China
Shanghai Ingersoll Rand Intelligent Energy Technology Co., Ltd.	China
Shanghai Ingersoll-Rand Compressor Limited	China
Solo Containment Limited	United Kingdom
SSI Aeration Private Limited	India
SSI Aeration, Inc.	United States
SSI WATER S.R.L.	Italy
Stamford Scientific International, Inc.	Delaware
T.M.I.C. S.p.A. Termomeccanica Industrial Compressor	Italy
Tamrotor Marine Comp AS Norway	Norway
Thomas Industries, Inc.	Delaware
TIWR Real Estate GmbH & Co. KG	Germany
Toshniwal Instruments (Madras) Pvt. Ltd.	India
Trace Analytics, LLC	United States
Transvac Systems Limited	United Kingdom
Tri-Continent Scientific, Inc.	United States
United Air Power (Manchester) Limited	United Kingdom
United Air Power (Yorkshire) Limited	United Kingdom
United Air Power Limited	United Kingdom
Welch Vacuum Equipment (Shanghai) Co., Ltd.	China
YZ Systems Ltd.	England
ZEKS Compressed Air Solutions LLC	Delaware
Zinsser Analytic GmbH	Germany